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                                                                      Exhibit 21

                     UNION TANK CAR COMPANY AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT
                             as of December 31, 2001

                                                     Jurisdiction Under
                                                       Which Organized
                                                     ------------------

Atlas Bolt & Screw Company                             Delaware
Atlas Bolt & Screw Company of Canada (1995) Ltd.       Canada
Bushwick Metals, Inc.                                  Delaware
Deerwood Fasteners International, Inc.                 North Carolina
Enersul Inc.                                           Alberta
E. S. Investments Inc.                                 Alberta
EXSIF SAS*                                             France
EXSIF Worldwide, Inc.*                                 Delaware
Future Metals, Inc.                                    Delaware
Huron Steel Company, Inc.                              Michigan
M/K Express Company                                    Delaware
M/K Express Services Company                           Delaware
Marmon/Keystone Anbuma, S.A.                           Belgium
Marmon/Keystone Corporation                            Delaware
The Marmon Group of Canada Ltd.                        Canada
McKenzie Valve & Machining Company                     Delaware
Pan American Screw, Inc.                               Delaware
Procor Alberta Inc.                                    Alberta
Procor Limited                                         Canada
Procor Sulphur Services Inc.                           Alberta
Rail Car Associates Limited Partnership                Illinois
Railserve, Inc.                                        Delaware
Railserve Inc.                                         Canada
Robertson Inc.                                         Canada
Tiger Industries L.P.                                  Alberta
Tiger-Sunbelt Industries, Inc.                         Delaware
Trackmobile, Inc.                                      Georgia
Uni-Form Components Co.                                Delaware
Union Tank Car Rail Services Company                   Delaware
Worldwide Containers, Inc.                             Delaware

All subsidiaries listed above are wholly-owned, except for Worldwide Containers, Inc., of which the Company owns 79.8%, and its subsidiaries (which are marked above with an asterisk), and are included in the consolidated financial statements incorporated herein.